EXHIBIT 99.1

BakBone Corporate Contact:

Karen Fisher

BakBone Software Incorporated

858-795-7525

karen.fisher@bakbone.com

BakBone Media Contact

Amber Winans

858-795-7584

amber.winans@bakbone.com

BAKBONE SOFTWARE UPDATES TIMING FOR

COMPLETION OF FY06 FORM 10-K

SAN DIEGO, CA – June 1, 2007 – BakBone Software, Incorporated (PK: BKBO) announced today that additional time will be required to complete the filing of its comprehensive 10-K for fiscal year ended March 31, 2006. The Company had previously expected to complete this process during the month of May.

“One of the questions we receive from stakeholders is why this process takes so long and deadlines continue to be missed,” commented Jim Johnson, president and CEO of BakBone. “Progress is very good and we are approaching the finish line. When we announced in early May that a few additional weeks were needed to complete this process, we believed this would be the case. Considering the complexity of the issues at hand – appropriate allocation of revenues, as well as the appropriate recording and timing of expenses, as well as a review of complex technology and accounting matters relating to each transaction from earlier periods – and the volume of materials to be evaluated, additional time is required to complete the testing and review phases. Consequently, we currently expect to file the FY06 10-K no sooner than the end of July.”

Once the Company has concluded its work on the FY06 10-K, management will update stakeholders on its expectations regarding outstanding filings for fiscal year 2007.

About BakBone Software

BakBone Software is a leading international data protection solution provider that develops and distributes heterogeneous data backup, restore, disaster recovery, replication and storage reporting software for network storage and open-systems environments. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small- to medium-sized businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. Distributed through a select global network of strategic partners, resellers and solution providers, interested companies can learn more about BakBone’s products and services and its newly introduced IDP vision at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements (including, without limitation, the timing of the completion of the Company’s financial reports) that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. The potential risks and uncertainties may include, but are not limited to BakBone’s ability to complete the review of its financial statements, become current in its reporting with the Securities and Exchange Commission and the Canadian Securities Administrators and have its common stock meet the standards for obtaining re-listing on the Toronto Stock Exchange; BakBone’s ability to fulfill the terms of the Sun distribution agreement; competition in its target markets; potential capital needs; management of future growth and expansions; risk of third-party claims of infringement; protection of proprietary information; customer acceptance of the Company’s products and fee structures, and the success of BakBone’s brand development efforts. Other risks that BakBone faces in its business include risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; the ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for BakBone’s products. Such forward-looking statements should be considered in the context of these and other risk factors disclosed in the most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in the most current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by the Company or on its behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made, unless required to do so under applicable securities laws.

The common shares of BakBone Software are currently subject to cease trade orders in the Canadian jurisdictions of Alberta, British Columbia and Ontario due to delays in the filing of the Company’s financial statements. Although these cease trade orders do not prevent investors, who are not resident in or otherwise subject to the laws of Alberta, British Columbia or Ontario, from trading the common shares of BakBone on the Pink Sheets in the United States, investors are encouraged to obtain legal advice to ensure that these trades are not violating the cease trade orders. BakBone continues to work to resolve all outstanding issues which have prevented filing of its financial statements, however an exact date for filing of these financial statements cannot be determined at this time.

BakBone(R), BakBone Software(R), NetVault(R), Application Plugin Module(TM), BakBone logo(R), Integrated Data Protection(TM), Redefining Data Protection(TM), Constant Data(TM), Constant Data logo(TM), Constant Replicator(TM), OnDemand Replicator(TM), and Constant HA Cluster(TM), are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. Sun, Sun Microsystems, the Sun logo, StorageTek, Solaris, and The Network is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. in the United States and other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.

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